Exhibit 99.1

On November 12, 2003, Leonard A. Lauder ("LAL" or the "Reporting Person") excercised options in respect of 20,000 shares of Class A Common Stock.
He sold them that day in a number of transactions with an average sale price of $37.3221.
The information regarding shares sold at each price appears in the two columns below:

Shares  	Price
1200		37.08
300		37.09
2000		37.10
1000		37.11
700		37.12
300		37.13
700		37.14
100		37.15
100		37.16
100		37.17
200		37.18
100		37.19
200		37.20
200		37.21
200		37.23
200		37.25
100		37.26
200		37.28
400		37.29
400		37.33
300		37.35
400		37.37
400		37.38
500		37.39
500		37.40
800		37.41
600		37.42
500		37.43
100		37.44
500		37.45
1000		37.46
800		37.47
900		37.48
600		37.49
1000		37.50
1100		37.51
600		37.52
200		37.53
300		37.54
200		37.55


On November 13, 2003, LAL excercised options in respect of 20,000 shares of Class A Common Stock.
He sold them that day in a number of transactions with an average sale price of $37.5749.
The information regarding shares sold at each price appears in the two columns below:


Shares		Price
100		37.44
200		37.45
300		37.46
600		37.47
900		37.48
1700		37.49
1800		37.50
2200		37.51
1200		37.52
1500		37.53
1300		37.54
700		37.55
400		37.56
200		37.57
400		37.58
200		37.59
600		37.60
100		37.61
300		37.62
100		37.63
100		37.64
100		37.65
100		37.67
100		37.69
500		37.70
700		37.71
100		37.72
800		37.73
800		37.74
1300		37.75
400		37.76
200		37.77


After these sales, the amounts of Class A Common
Stock beneficially owned by:

(a) LAL includes (i) 5,369,169 shares
held directly, (ii) 3,279,302 shares
indirectly as the majority stockholder of LAL Family Corporation, which is the sole general partner of
LAL Family Partners L.P.
(does not include the ownership of 42,705,540 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iii) 15,384 shares indirectly as a
general partner of Lauder & Sons L.P.
(LAL is also a trustee of
The 1995 Estee Lauder LAL Trust,
which is also a general
partner of Lauder & Sons L.P.)
(does not include the ownership of 3,846,154 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iv) 1,095,410 shares held indirectly
as co-Trustee and beneficiary of the
EL 2001 Charitable Trust, and (v)
390,000 shares
indirectly which are held directly
by his wife, Evelyn H. Lauder ("EHL").
LAL disclaims beneficial ownership of
the shares in clauses (ii), (iii), and (iv) to the extent he does not have a pecuniary interest in such securities and he disclaims beneficial ownership of the shares in clause
(v) owned by his wife.

(b) EHL includes (i) 390,000 shares held directly,
(ii) 5,369,169 shares held
directly by her husband, LAL, and (iii) 4,390,096 shares held indirectly by her husband, LAL (see (a) (ii) and (a) (iii) above regarding Class B shares).
EHL disclaims beneficial ownership of securities owned directly and indirectly by her husband, LAL.